Exhibit 99

GE HealthCare reports fourth quarter and full year 2024 financial results

Fourth Quarter 2024
•Revenue growth was 2% year-over-year; Organic revenue growth* was 2%
•Net income margin was 13.5% versus 7.7% for the prior year; Adjusted earnings before interest and taxes (EBIT) margin* was 18.7% versus 16.1%
•Diluted earnings per share (EPS) were $1.57 versus $0.88 for the prior year; Adjusted EPS* was $1.45 versus $1.18
•Cash flow from operating activities was $913 million versus $1.1 billion for the prior year; Free cash flow* was $811 million versus $956 million

Full Year 2024
•Revenue growth was 1% year-over-year; Organic revenue growth* was 1%
•Net income margin was 10.1% versus 8.0% for the prior year; Adjusted EBIT margin* was 16.3% versus 15.1%
•Diluted EPS was $4.34 versus $3.04 for the prior year; Adjusted EPS* was $4.49 versus $3.93
•Cash flow from operating activities was $2.0 billion versus $2.1 billion for the prior year; Free cash flow* was $1.6 billion versus $1.7 billion
•Company introduces full-year 2025 financial guidance

Chicago, IL – February 13, 2025 – GE HealthCare (Nasdaq: GEHC) today reported financial results for the fourth quarter and full year ended December 31, 2024.

GE HealthCare President and CEO Peter Arduini said, “We were pleased with the strong momentum in orders, backlog and book-to-bill that we saw in the fourth quarter. We also continued to deliver revenue growth driven by demand in our Advanced Visualization Solutions and Pharmaceutical Diagnostics businesses, with overall strength in the U.S., and robust margin expansion and earnings growth. Customer interest in new, differentiated products contributed to orders growth and recurring revenue in the year. We remain committed to our precision care strategy for growth, supported by innovation, productivity initiatives, and commercial execution.”

Fourth quarter 2024 total company financial performance
•Revenues of $5.3 billion increased 2% on both a reported and Organic* basis year-over-year. Revenue growth was driven by Advanced Visualization Solutions (AVS) and Pharmaceutical Diagnostics (PDx), with overall strength in the U.S.
•Total company book-to-bill was 1.09 times. Total company orders increased 6% organically year-over-year.
•Net income attributable to GE HealthCare was $720 million versus $403 million for the prior year, and Adjusted EBIT* was $994 million versus $837 million.
•Net income margin was 13.5% versus 7.7% for the prior year, up 580 basis points (bps). Adjusted EBIT margin* was 18.7% versus 16.1%, up 260 bps as both measures saw benefits from productivity and volume.
•Diluted EPS was $1.57 versus $0.88, up $0.69 from the prior year. Adjusted EPS* was $1.45 versus $1.18, up $0.27 from the prior year as both measures saw improved EBIT and lower interest expense.
•Cash flow from operating activities was $913 million, down $137 million year-over-year. Free cash flow* was $811 million, down $145 million year-over-year.

* Non-GAAP financial measure.

Fourth quarter 2024 segment financial performance (Unaudited)

Segment ($ in millions)	Imaging	Advanced Visualization Solutions	Patient Care Solutions	Pharmaceutical Diagnostics
Segment Revenues	$2,393	$1,440	$827	$646
YoY % change	—%	4%	—%	9%
YoY % Organic* change	—%	4%	—%	9%
Segment EBIT	$302	$374	$106	$212
YoY % change	19%	15%	(4)%	47%
Segment EBIT Margin	12.6%	25.9%	12.8%	32.9%
YoY change	200 bps	240 bps	(50) bps	850 bps
YoY refers to year-over-year comparison on a recast basis
Results recast in line with move of Image Guided Therapies from Imaging to Advanced Visualization Solutions

Full year 2024 total company financial performance
•Revenues of $19.7 billion increased 1% on both a reported and Organic* basis year-over-year. Revenue growth in the U.S. and in PDx was partially offset by continued market softness in China.
•Total company book-to-bill was 1.05 times. Total company orders increased 3% organically year-over-year.
•Net income attributable to GE HealthCare was $2.0 billion versus $1.6 billion for the prior year, and Adjusted EBIT* was $3.2 billion versus $3.0 billion.
•Net income margin was 10.1% versus 8.0% for the prior year, up 210 bps. Adjusted EBIT margin* was 16.3% versus 15.1%, up 120 bps as both measures saw benefits from productivity and price.
•Diluted EPS was $4.34 versus $3.04, up $1.31 from the prior year. Adjusted EPS* was $4.49 versus $3.93, up $0.56 from the prior year as both measures saw improved EBIT and lower interest expense.
•Cash flow from operating activities was $2.0 billion, down $146 million year-over-year. Free cash flow* was $1.6 billion, down $161 million year-over-year.
•Cash flow conversion, defined as cash from operating activities divided by net income attributable to GE HealthCare, was 98% while Free cash flow conversion* was 75%.

Growth and innovation
Mr. Arduini continued, “In 2024, we introduced approximately 40 innovations and closed more than 50 strategic enterprise deals globally, laying a solid foundation for future growth. We started 2025 with commercial momentum announcing two strategic long-term enterprise deals – Sutter Health in the U.S., and Nuffield Health in the UK. These collaborative agreements help increase capacity, expand access to quality care for patients, and drive growth for our customers and GE HealthCare.”

Recent innovation and commercial highlights
•GE HealthCare invests $138 million in Cork, Ireland manufacturing facility to address increasing contrast media demand
•GE HealthCare named to 2025 Fortune World’s Most Admired Companies™ list
•Nuffield Health and GE HealthCare announce £200 million collaboration to install the latest AI-enabled diagnostic equipment across UK hospital network
•Sutter Health and GE HealthCare enter strategic partnership to benefit patients, physicians and clinicians with advanced, AI-powered imaging
* Non-GAAP financial measure.

•Alfred Health becomes first in Southern Hemisphere to adopt GE HealthCare’s Command Center software proven to optimize operations
•GE HealthCare to acquire remaining 50% stake in Nihon Medi-Physics (NMP), a leading radiopharmaceutical company in Japan, from Sumitomo Chemical
•GE HealthCare highlights new solutions including AI-enabled innovations to drive precision care at RSNA 2024
•GE HealthCare unveils Pristina Via to streamline technologist workflow and improve patient-centered breast care
•Investigating cancer: GE HealthCare and Peter MacCallum Cancer Centre aim to advance cancer research and help enable improved patient outcomes with new total body PET/CT technology
•GE HealthCare announces advanced imaging innovations for OEC 3D C-arm to help improve precision care in practice of interventional pulmonology
•GE HealthCare receives FDA clearance for head-only SIGNA MAGNUS 3.0T MRI system
•GE HealthCare and RadNet forge collaboration to transform imaging systems and accelerate the adoption of Artificial Intelligence with SmartTechnology™
•GE HealthCare begins manufacturing in Wisconsin its fastest-selling PET/CT, installs 100th system in the U.S.

2025 guidance
Today, the Company introduces 2025 full-year guidance, which includes the estimated impact from recently implemented U.S. tariffs on products from China.

2025 guidance is as follows:
•Organic revenue growth* of 2% to 3% year-over-year, which reflects continued demand for our products and services as well as a measured view of market conditions in China
•Adjusted EBIT margin* of 16.7% to 16.8%, reflecting an expansion of approximately 40 to 50 basis points versus 2024 Adjusted EBIT margin* of 16.3%
•Adjusted effective tax rate (ETR)* in the range of 22% to 23%
•Adjusted EPS* in the range of $4.61 to $4.75, representing 3% to 6% growth versus Adjusted EPS* of $4.49 for 2024
•Free cash flow* of at least $1.75 billion

The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP Financial Measures in Outlook section below for more details.

* Non-GAAP financial measure.

Financial rounding
Certain columns and rows in this document may not sum due to the use of rounded numbers. Percentages presented are calculated from the underlying whole-dollar amounts.

Consolidated and Combined Statements of Income
	For the three months ended December 31
(In millions, except per share amounts)	2024	2023
Sales of products	$3,621	$3,597
Sales of services	1,698	1,609
Total revenues	5,319	5,206
Cost of products	2,226	2,268
Cost of services	818	782
Gross profit	2,275	2,156
Selling, general, and administrative	1,130	1,152
Research and development	344	315
Total operating expenses	1,474	1,467
Operating income	801	689
Interest and other financial charges – net	121	131
Non-operating benefit (income) costs	(100)	(50)
Other (income) expense – net	(53)	(1)
Income from continuing operations before income taxes	834	609
Benefit (provision) for income taxes	(96)	(193)
Net income from continuing operations	737	416
Income (loss) from discontinued operations, net of taxes	—	—
Net income	737	416
Net (income) loss attributable to noncontrolling interests	(17)	(13)
Net income attributable to GE HealthCare	720	403
Deemed preferred stock dividend of redeemable noncontrolling interest	—	—
Net income attributable to GE HealthCare common stockholders	$720	$403

Earnings per share from continuing operations attributable to GE HealthCare common stockholders:
Basic	$1.58	$0.89
Diluted	1.57	0.88
Earnings per share attributable to GE HealthCare common stockholders:
Basic	$1.58	$0.89
Diluted	1.57	0.88
Weighted-average number of shares outstanding:
Basic	457	455
Diluted	459	458

Consolidated and Combined Statements of Income
	For the years ended December 31
(In millions, except per share amounts)	2024	2023	2022
Sales of products	$13,075	$13,127	$12,044
Sales of services	6,597	6,425	6,297
Total revenues	19,672	19,552	18,341
Cost of products	8,271	8,465	7,975
Cost of services	3,196	3,165	3,187
Gross profit	8,205	7,922	7,179
Selling, general, and administrative	4,269	4,282	3,631
Research and development	1,311	1,205	1,026
Total operating expenses	5,580	5,487	4,657
Operating income	2,625	2,435	2,522
Interest and other financial charges – net	504	542	77
Non-operating benefit (income) costs	(406)	(382)	(5)
Other (income) expense – net	(55)	(86)	(62)
Income from continuing operations before income taxes	2,581	2,361	2,512
Benefit (provision) for income taxes	(531)	(743)	(563)
Net income from continuing operations	2,050	1,618	1,949
Income (loss) from discontinued operations, net of taxes	—	(4)	18
Net income	2,050	1,614	1,967
Net (income) loss attributable to noncontrolling interests	(57)	(46)	(51)
Net income attributable to GE HealthCare	1,993	1,568	1,916
Deemed preferred stock dividend of redeemable noncontrolling interest	—	(183)	—
Net income attributable to GE HealthCare common stockholders	$1,993	$1,385	$1,916

Earnings per share from continuing operations attributable to GE HealthCare common stockholders:
Basic	$4.37	$3.06	$4.18
Diluted	4.34	3.04	4.18
Earnings per share attributable to GE HealthCare common stockholders:
Basic	$4.37	$3.05	$4.22
Diluted	4.34	3.03	4.22
Weighted-average number of shares outstanding:
Basic	456	455	454
Diluted	459	458	454

Consolidated Statements of Financial Position
	As of
(In millions, except share and per share amounts)	December 31, 2024	December 31, 2023
Cash, cash equivalents, and restricted cash	$2,889	$2,504
Receivables – net of allowances of $103 and $98	3,564	3,525
Due from related parties	5	32
Inventories	1,939	1,960
Contract and other deferred assets	974	1,000
All other current assets	529	389
Current assets	9,901	9,410
Property, plant, and equipment – net	2,550	2,500
Goodwill	13,136	12,936
Other intangible assets – net	1,078	1,253
Deferred income taxes	4,474	4,474
All other non-current assets	1,950	1,881
Total assets	$33,089	$32,454
Short-term borrowings	$1,502	$1,006
Accounts payable	3,022	2,947
Due to related parties	20	99
Contract liabilities	1,943	1,918
Current compensation and benefits	1,521	1,518
All other current liabilities	1,545	1,493
Current liabilities	9,553	8,981
Long-term borrowings	7,449	8,436
Non-current compensation and benefits	5,583	5,782
Deferred income taxes	56	68
All other non-current liabilities	1,796	1,877
Total liabilities	24,437	25,144
Commitments and contingencies
Redeemable noncontrolling interests	188	165
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 457,246,971 shares issued as of December 31, 2024; 455,342,290 shares issued as of December 31, 2023	5	5
Treasury stock, at cost, 291,053 shares as of December 31, 2024 and 0 shares as of December 31, 2023	(25)	—
Additional paid-in capital	6,583	6,493
Retained earnings	3,262	1,326
Accumulated other comprehensive income (loss) – net	(1,379)	(691)
Total equity attributable to GE HealthCare	8,446	7,133
Noncontrolling interests	18	12
Total equity	8,464	7,145
Total liabilities, redeemable noncontrolling interests, and equity	$33,089	$32,454

Consolidated and Combined Statements of Cash Flows
	For the years ended December 31
(In millions)	2024	2023	2022
Net income	$2,050	$1,614	$1,967
Less: Income (loss) from discontinued operations, net of taxes	—	(4)	18
Net income from continuing operations	$2,050	$1,618	$1,949
Adjustments to reconcile Net income from continuing operations to Cash from (used for) operating activities – continuing operations
Depreciation of property, plant, and equipment	268	248	228
Amortization of intangible assets	312	362	405
Gain on fair value remeasurement of contingent consideration	(19)	(17)	(65)
Net periodic postretirement benefit plan (income) expense	(357)	(332)	9
Postretirement plan contributions	(332)	(357)	(18)
Share-based compensation	125	114	67
Provision for income taxes	531	743	563
Cash paid during the year for income taxes	(491)	(474)	(851)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables	(178)	(185)	(231)
Due from related parties	25	4	13
Inventories	(81)	111	(402)
Contract and other deferred assets	3	10	(222)
Accounts payable	126	(13)	481
Due to related parties	(61)	(84)	(33)
Contract liabilities	68	26	138
Current compensation and benefits	39	153	(37)
All other operating activities – net	(74)	174	140
Cash from (used for) operating activities – continuing operations	1,955	2,101	2,134
Cash flows – investing activities
Additions to property, plant and equipment and internal-use software	(401)	(387)	(310)
Dispositions of property, plant, and equipment	—	1	4
Purchases of businesses, net of cash acquired	(313)	(147)	—
Purchases of investments	(40)	(48)	(59)
All other investing activities – net	(160)	23	(33)
Cash from (used for) investing activities – continuing operations	(914)	(558)	(398)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	—	(12)	9
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	995	2,006	8,198
Repayments and other reductions (maturities longer than 90 days)	(1,418)	(855)	(3)
Dividends paid to stockholders	(55)	(41)	—
Redemption of noncontrolling interests	—	(211)	—
Net transfers (to) from GE	—	(1,317)	(8,934)
Proceeds from stock issued under employee benefit plans	33	34	—
Taxes paid related to net share settlement of equity awards	(93)	(33)	—
All other financing activities – net	(34)	(49)	(92)
Cash from (used for) financing activities – continuing operations	(573)	(478)	(822)
Cash from (used for) operating activities – discontinued operations	(4)	—	(21)
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	(77)	(10)	(3)
Increase (decrease) in cash, cash equivalents, and restricted cash	387	1,055	890
Cash, cash equivalents, and restricted cash at beginning of year	2,506	1,451	561
Cash, cash equivalents, and restricted cash at end of year	$2,893	$2,506	$1,451
Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(550)	$(570)	$—
Non-cash investing activities
Acquired but unpaid property, plant, and equipment	$143	$140	$136

Non-GAAP Financial Measures

The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The Company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate these measures, the Company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The Company reports EBIT, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Adjusted earnings per share to provide management and investors with additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate these measures the Company excludes, and reflects in the detailed reconciliations below, the following adjustments as applicable: Interest and other financial charges – net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods. Adjusted EBIT margin is calculated by taking Adjusted EBIT divided by Total revenues for the same period.

The Company reports Adjusted tax expense and Adjusted effective tax rate (“Adjusted ETR”) to provide management and investors with a better understanding of the normalized tax rate applicable to the business and provide more consistent comparability across periods. Adjusted tax expense excludes the income tax related to the pre-tax income adjustments included as part of Adjusted net income and certain income tax adjustments, such as adjustments to deferred tax assets or liabilities. The Company may from time to time consider excluding other non-recurring tax items to enhance comparability between periods. Adjusted ETR is Adjusted tax expense divided by income before income taxes less the pre-tax income adjustments referenced above.

The Company reports Free cash flow and Free cash flow conversion to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the Company’s flexibility to allocate capital. Free cash flow is Cash from (used for) operating activities – continuing operations including cash flows related to the additions and dispositions of property, plant, and equipment (“PP&E”) and additions of internal-use software. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. Free cash flow conversion is calculated by taking Free cash flow divided by Adjusted net income.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The detailed reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are provided below, and no single financial measure should be relied on to evaluate our business.

Non-GAAP Financial Reconciliations

Organic Revenue*
Unaudited	For the three months ended December 31			For the years ended December 31
($ in millions)	2024	2023	% change	2024	2023	% change
Imaging revenues	$2,393	$2,392	—%	$8,855	$8,944	(1)%
Less: Acquisitions(1)	17	—		47	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(7)	—		(71)	—
Imaging Organic revenue*	$2,383	$2,392	—%	$8,880	$8,944	(1)%
AVS revenues	$1,440	$1,382	4%	$5,131	$5,094	1%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(4)	—		(25)	—
AVS Organic revenue*	$1,443	$1,382	4%	$5,157	$5,094	1%
PCS revenues	$827	$827	—%	$3,125	$3,142	(1)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(2)	—		(6)	—
PCS Organic revenue*	$829	$827	—%	$3,131	$3,142	—%
PDx revenues	$646	$591	9%	$2,508	$2,306	9%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	3	—		(10)	—
PDx Organic revenue*	$642	$591	9%	$2,518	$2,306	9%
Other revenues	$13	$14	(4)%	$52	$66	(21)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	—	—		—	—
Other Organic revenue*	$13	$14	(4)%	$52	$66	(21)%
Total revenues	$5,319	$5,206	2%	$19,672	$19,552	1%
Less: Acquisitions(1)	17	—		47	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(8)	—		(112)	—
Organic revenue*	$5,310	$5,206	2%	$19,737	$19,552	1%

(1)	Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction.
(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Adjusted EBIT*
Unaudited	For the three months ended December 31			For the years ended December 31
($ in millions)	2024	2023	% change	2024	2023	% change
Net income attributable to GE HealthCare	$720	$403	79%	$1,993	$1,568	27%
Add: Interest and other financial charges – net	121	131		504	542
Add: Non-operating benefit (income) costs	(100)	(50)		(406)	(382)
Less: Benefit (provision) for income taxes	(96)	(193)		(531)	(743)
Less: Income (loss) from discontinued operations, net of taxes	—	—		—	(4)
Less: Net (income) loss attributable to noncontrolling interests	(17)	(13)		(57)	(46)
EBIT*	$854	$690	24%	$2,679	$2,521	6%
Add: Restructuring costs(1)	30	20		120	54
Add: Acquisition and disposition-related charges (benefits)(2)	9	—		3	(15)
Add: Spin-Off and separation costs(3)	68	95		251	270
Add: (Gain) loss on business and asset dispositions(4)	—	—		—	—
Add: Amortization of acquisition-related intangible assets	36	32		137	127
Add: Investment revaluation (gain) loss(5)	(4)	—		22	(1)
Adjusted EBIT*	$994	$837	19%	$3,211	$2,956	9%
Net income margin	13.5%	7.7%	580 bps	10.1%	8.0%	210 bps
Adjusted EBIT margin*	18.7%	16.1%	260 bps	16.3%	15.1%	120 bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.

* Non-GAAP financial measure.

Adjusted Net Income*
Unaudited	For the three months ended December 31			For the years ended December 31
($ in millions)	2024	2023	% change	2024	2023	% change
Net income attributable to GE HealthCare	$720	$403	79%	$1,993	$1,568	27%
Add: Non-operating benefit (income) costs	(100)	(50)		(406)	(382)
Add: Restructuring costs(1)	30	20		120	54
Add: Acquisition and disposition-related charges (benefits)(2)	9	—		3	(15)
Add: Spin-Off and separation costs(3)	68	95		251	270
Add: (Gain) loss on business and asset dispositions(4)	—	—		—	—
Add: Amortization of acquisition-related intangible assets	36	32		137	127
Add: Investment revaluation (gain) loss(5)	(4)	—		22	(1)
Add: Tax effect of reconciling items(6)	(16)	(21)		(42)	(24)
Add: Spin-Off and other tax adjustments(7)	(78)	60		(17)	196
Less: Income (loss) from discontinued operations, net of taxes	—	—		—	(4)
Adjusted net income*	$666	$539	24%	$2,060	$1,797	15%

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.
(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested, the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates, and the impact of tax legislation changes. As of the third quarter of 2024 this line additionally includes discrete tax impacts resulting from the Spin-Off and separation from GE previously reported under Tax effect of reconciling items.

* Non-GAAP financial measure.

Adjusted Earnings Per Share*
Unaudited	For the three months ended December 31			For the years ended December 31
(In dollars, except shares outstanding presented in millions)	2024	2023	$ change	2024	2023	$ change
Diluted earnings per share – continuing operations	$1.57	$0.88	$0.69	$4.34	$3.04	$1.31
Add: Deemed preferred stock dividend of redeemable noncontrolling interest	—	—		—	0.40
Add: Non-operating benefit (income) costs	(0.22)	(0.11)		(0.88)	(0.83)
Add: Restructuring costs(1)	0.06	0.04		0.26	0.12
Add: Acquisition and disposition-related charges (benefits)(2)	0.02	—		0.01	(0.03)
Add: Spin-Off and separation costs(3)	0.15	0.21		0.55	0.59
Add: (Gain) loss on business and asset dispositions(4)	—	—		—	—
Add: Amortization of acquisition-related intangible assets	0.08	0.07		0.30	0.28
Add: Investment revaluation (gain) loss(5)	(0.01)	—		0.05	(0.00)
Add: Tax effect of reconciling items(6)	(0.03)	(0.05)		(0.09)	(0.05)
Add: Spin-Off and other tax adjustments(7)	(0.17)	0.13		(0.04)	0.43
Adjusted earnings per share*	$1.45	$1.18	$0.27	$4.49	$3.93	$0.56
Diluted weighted-average shares outstanding	459	458		459	458

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.
(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested, the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates, and the impact of tax legislation changes. As of the third quarter of 2024 this line additionally includes discrete tax impacts resulting from the Spin-Off and separation from GE previously reported under Tax effect of reconciling items.

* Non-GAAP financial measure.

Adjusted Tax Expense* and Adjusted ETR*
Unaudited	For the three months ended December 31		For the years ended December 31
($ in millions)	2024	2023	2024	2023
Benefit (provision) for income taxes	$(96)	$(193)	$(531)	$(743)
Add: Tax effect of reconciling items(1)	(16)	(21)	(42)	(24)
Add: Spin-Off and other tax adjustments(2)	(78)	60	(17)	196
Adjusted tax expense*	$(189)	$(154)	$(590)	$(571)
Effective tax rate	11.5%	31.7%	20.6%	31.5%
Adjusted effective tax rate*	21.7%	21.8%	21.8%	23.7%

(1)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(2)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested, the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates, and the impact of tax legislation changes. As of the third quarter of 2024 this line additionally includes discrete tax impacts resulting from the Spin-Off and separation from GE previously reported under Tax effect of reconciling items.

Free Cash Flow*
Unaudited	For the three months ended December 31			For the years ended December 31
($ in millions)	2024	2023	% change	2024	2023	% change
Cash from (used for) operating activities – continuing operations	$913	$1,050	(13)%	$1,955	$2,101	(7)%
Cash flow conversion				98%	134%	(36) pts
Add: Additions to PP&E and internal-use software	(102)	(94)		(401)	(387)
Add: Dispositions of PP&E	—	—		—	1
Free cash flow*	$811	$956	(15)%	$1,554	$1,715	(9)%
Free cash flow conversion*				75%	95%	(20) pts

Non-GAAP Financial Measures in Outlook
GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Key Performance Indicators
Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by Total revenues within a given financial period (e.g., quarter or FY).
* Non-GAAP financial measure.

Conference Call and Webcast Information
GE HealthCare will discuss its results during its live earnings call today, February 13, 2025 at 8:30 am ET/7:30 am CT. The webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.

Forward-looking Statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; and the Company’s strategy, innovation, and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; global geopolitical and economic instability, including as a result of the conflict between Ukraine and Russia, tensions in the Middle East, and changes in trade and tariff policy; public health crises, epidemics, and pandemics, and their effects on the Company’s business; changes in third-party and government reimbursement processes, rates, and contractual relationships, including related to government shutdowns, and changes in the mix of public and private payers; demand for the Company’s products, services, or solutions and factors that affect that demand; the delayed China stimulus and the ongoing anti-corruption campaign; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the Company’s ability to successfully complete strategic transactions; the impacts related to the Company’s increasing focus on and investment in cloud, edge computing, artificial intelligence, and software offerings; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; the impact of potential information technology, cybersecurity, or data security breaches; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the Company’s ability to attract and/or retain key personnel and qualified employees; environmental, social, and governance matters; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the impact of potential product liability claims; the Company’s level of indebtedness, as well as the Company’s general ability to comply with covenants under its debt instruments, and any related effect on its business; and the Company’s ability to operate effectively as an independent, publicly traded company. Please also see Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a trusted partner and leading global healthcare solutions provider, innovating medical technology, pharmaceutical diagnostics, and integrated, cloud-first AI-enabled solutions, services and data analytics. We aim to make hospitals and health systems more efficient, clinicians more effective, therapies more precise and patients healthier and happier. Serving patients and providers for more than 125 years, GE HealthCare is advancing personalized, connected and compassionate care, while simplifying the patient’s journey across care pathways. Together, our Imaging, Advanced Visualization Solutions, Patient Care Solutions and Pharmaceutical Diagnostics businesses help improve patient care from screening and diagnosis to therapy and monitoring. We are a $19.7 billion business with approximately 53,000 colleagues working to create a world where healthcare has no limits.

GE HealthCare is proud to be among 2025 Fortune World’s Most Admired Companies™.

Follow us on LinkedIn, X, Facebook, Instagram, and Insights for the latest news, or visit our website https://www.gehealthcare.com for more information.

Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Jennifer Fox
+1-414-530-3027
jennifer.r.fox@gehealthcare.com